                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  April 6, 2000
                Date of report (Date of earliest event reported)



                               MACKIE DESIGNS INC.
             (Exact Name of Registrant as Specified in Its Charter)



          Washington                     0-26524                 91-1432133
        (State or Other         (Commission File Number)       (IRS Employer
Jurisdiction of Incorporation)                            Identification Number)



                            16220 Wood-Red Road, N.E.
                          Woodinville, Washington 98072
               (Address of Principal Executive Offices) (Zip Code)

                                 (425) 487-4333
                         (Registrant's Telephone Number,
                              Including Area Code)



        Former Name or Former Address, if Changed Since Last Report: N/A

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Mackie Designs Inc. (the "Company") has completed the purchase of the outstanding shares of common stock (the "Shares") of Eastern Acoustic Works, Inc., a Massachusetts corporation ("EAW"). The purchase was effected through an offer by the Company to purchase all of the 9,266.8 outstanding Shares from the individual shareholders of EAW. The aggregate purchase price of US$18,000,000, which included acquisition-related fees and expenses, was paid in cash at closing.

         In connection with this acquisition, the Company entered into a loan agreement with U.S. Bank, N.A., pursuant to which the Company borrowed $19,000,000. The purchase price was financed by $12,000,000 of the new borrowing and $6,000,000 of the Company's existing cash reserves. The remaining $7,000,000 of the Company's new borrowing was used to replace existing EAW debt. The total new borrowings of $19,000,000 bears interest at 8.28% per annum for 3 months after which the rate may be adjusted.

         EAW designs and manufactures high-performance professional loudspeaker systems for the installed, touring, and cinema industries and will continue to do so.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

         The required financial statements of the business acquired are set forth below.

                           EASTERN ACOUSTIC WORKS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 1999 AND 1998
                                  TOGETHER WITH
                          INDEPENDENT AUDITOR'S REPORT


                  EASTERN ACOUSTIC WORKS, INC. AND SUBSIDIARIES

                                    CONTENTS
                            DECEMBER 31, 1999 AND 1998





                                                                                          PAGES
                                                                                          -----
INDEPENDENT AUDITOR'S REPORT .....................................................          F-1

CONSOLIDATED FINANCIAL STATEMENTS:

    Consolidated Balance Sheets ..................................................          F-2

    Consolidated Statements of Operations ........................................          F-3

    Consolidated Statements of Changes in Stockholders' Equity ...................          F-4

    Consolidated Statements of Cash Flows ........................................          F-5

    Notes to Consolidated Financial Statements....................................       F-6-12


[LOGO]                                                        [LETTERHEAD]






                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
  Eastern Acoustic Works, Inc. and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Eastern Acoustic Works, Inc. and Subsidiaries (collectively, the Company) as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eastern Acoustic Works, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



         /s/ Alexander, Aronson, Finning & Co., P.C.

Westborough, Massachusetts
February 9, 2000

                                  EASTERN ACOUSTIC WORKS, INC. AND SUBSIDIARIES

                                          CONSOLIDATED BALANCE SHEETS
                                           DECEMBER 31, 1999 AND 1998

                                   ASSETS                                               1999             1998
                                   ------                                               ----             ----
CURRENT ASSETS:
                    Cash                                                           $     15,667      $     15,712
                    Accounts receivable - trade, net of allowance for doubtful accounts of $125,000 and $85,000 at December 31,
                      1999 and 1998 respectively                                      5,913,419         4,829,052
                    Inventories                                                       5,923,033         5,433,368
                    Prepaid expenses and other                                          804,132           429,854
                    Deferred income taxes                                               530,000           286,000
                                                                                   ------------      ------------
                         Total current assets                                        13,186,251        10,993,986
                                                                                   ------------      ------------

PROPERTY AND EQUIPMENT, at cost:
                    Shop equipment                                                    2,552,557         2,182,451
                    Office equipment                                                  1,735,244         1,386,697
                    Leasehold improvements                                              650,232           524,962
                    Vehicle                                                              17,418            17,418
                                                                                   ------------      ------------
                                                                                      4,955,451         4,111,528
                      Less - accumulated depreciation                                 2,191,285         1,508,009
                                                                                   ------------      ------------
                         Net property and equipment                                   2,764,166         2,603,519
                                                                                   ------------      ------------
GOODWILL, net of accumulated amortization                                               897,921           997,917
                                                                                   ------------      ------------

                                                                                   $ 16,848,338      $ 14,595,422
                                                                                   ============      ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
                    Note payable to a bank                                         $  4,086,264      $  3,764,756
                    Current portion of long-term debt                                   298,431           286,849
                    Current portion of capital lease obligations                        190,537           187,871
                    Accounts payable                                                  4,674,060         4,025,400
                    Accrued expenses                                                  1,896,147         1,186,862
                    Accrued income taxes                                                 48,511           373,219
                                                                                   ------------      ------------
                        Total current liabilities                                    11,193,950         9,824,957
                                                                                   ------------      ------------

LONG-TERM DEBT, less current portion                                                  1,018,539         1,088,333
                                                                                   ------------      ------------

CAPITAL LEASE OBLIGATIONS, less current portion                                         261,147           279,678
                                                                                   ------------      ------------

SUBORDINATED NOTE PAYABLE                                                               333,333           750,000
                                                                                   ------------      ------------
STOCKHOLDERS' EQUITY:
                    Preferred stock, no par value,
                      100,000 shares authorized                                         703,340           703,340
                    Common stock, no par value,
                      100,000 shares authorized                                         732,847           521,647
                    Retained earnings                                                 2,603,902         1,423,928
                    Translation adjustment                                                1,280             3,539
                                                                                   ------------      ------------
                        Total stockholders' equity                                    4,041,369         2,652,454
                                                                                   ------------      ------------
                                                                                   $ 16,848,338      $ 14,595,422
                                                                                   ============      ============

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                                 EASTERN ACOUSTIC WORKS, INC. AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                              FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998




                                                             1999                             1998
                                                  --------------------------------------------------------------
                                                     AMOUNT            RATIO          AMOUNT            RATIO
                                                     ------            -----          ------            -----
SALES                                             $40,947,667          100.0%      $36,766,804          100.0%

COST OF SALES                                      24,533,930           59.9%       23,020,903           62.6%
                                                  -----------        --------      -----------        --------

          Gross Profit                             16,413,737           40.1%       13,745,901           37.4%

SELLING, GENERAL, AND
     ADMINISTRATIVE EXPENSES                       14,577,043           35.6%       11,911,818           32.4%
                                                  -----------        --------      -----------        --------

          Income from operations                    1,836,694            4.5%        1,834,083            5.0%

INTEREST EXPENSE                                      472,420            1.2%          432,258            1.2%

LOSS ON DISPOSAL OF PROPERTY
     AND EQUIPMENT                                        -                -           118,146            0.3%
                                                  -----------        --------      -----------        --------

          Income before income tax expense          1,364,274            3.3%        1,283,679            3.5%

INCOME TAX EXPENSE                                    142,000            0.3%          478,000            1.3%
                                                  -----------        --------      -----------        --------

          Net income                              $ 1,222,274            3.0%      $   805,679            2.2%
                                                  ===========        ========      ===========        =========



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                                          EASTERN ACOUSTIC WORKS, INC. AND SUBSIDIARIES

                                  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                         FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                       PREFERRED STOCK               COMMON STOCK
                                        NO PAR VALUE                 NO PAR VALUE
                                   -----------------------      ----------------------
                                     NUMBER                       NUMBER
                                       OF                           OF                     RETAINED      TRANSLATION
                                     SHARES        AMOUNT         SHARES       AMOUNT      EARNINGS       ADJUSTMENT      TOTAL
                                     ------        ------         ------       ------      --------       ----------      -----
BALANCE, December 31, 1997           35,250     $ 703,340         8,467     $ 521,647   $   660,549        $ 3,318      1,888,854

     Net income                           -             -             -             -       805,679              -        805,679

     Translation gain                     -             -             -             -             -            221            221

     Dividend on preferred stock          -             -             -             -       (42,300)             -        (42,300)
                                   --------     ---------       -------     ---------   -----------        -------    -----------

BALANCE, December 31, 1998           35,250       703,340         8,467       521,647     1,423,928          3,539      2,652,454

     Issuance of common stock             -             -           800       211,200             -              -        211,200

     Net income                           -             -             -             -     1,222,274              -      1,222,274

     Translation loss                     -             -             -             -             -         (2,259)        (2,259)

     Dividend on preferred stock          -             -             -             -       (42,300)             -        (42,300)
                                   --------     ---------       -------     ---------   -----------        -------    -----------

BALANCE, December 31, 1999           35,250     $ 703,340         9,267     $ 732,847   $ 2,603,902        $ 1,280    $ 4,041,369
                                   ========     =========       =======     =========   ===========        =======    ===========



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                            EASTERN ACOUSTIC WORKS, INC. AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                             1999             1998
                                                                             ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                           $ 1,222,274      $   805,679

    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization                                       785,480          515,166
         Translation (loss) gain                                              (2,259)             221
         Loss on disposal of property and equipment                                -          118,146
         Deferred income taxes                                              (244,000)         (71,000)
         Changes in operating assets and liabilities -
           Increase in accounts receivable - trade                        (1,084,367)        (528,987)
           (Increase) decrease in inventories                               (489,665)         956,516
           Increase in prepaid expenses and other                           (374,278)         (12,011)
           Increase (decrease) in accounts payable                           648,660       (1,728,156)
           Increase in accrued expenses                                      714,985          121,554
           (Decrease) increase in accrued income taxes                      (324,708)         215,848
                                                                         -----------      -----------
               Net cash provided by operating activities                     852,122          392,976
                                                                         -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of subsidiary                                                      -       (1,000,000)
    Acquisition of property and equipment                                   (680,460)      (1,398,748)
                                                                         -----------      -----------
               Net cash used in investing activities                        (680,460)      (2,398,748)
                                                                         -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase in note payable to a bank                                   321,508           48,332
    Proceeds from long-term debt                                             208,492        1,385,606
    Payments on long-term debt                                              (266,704)               -
    Proceeds from subordinated note payable                                        -          750,000
    Payments on capital lease obligations                                   (181,536)        (130,435)
    Payments on subordinated note payable                                   (416,667)               -
    Proceeds from issuance of common stock                                   211,200                -
    Payment of dividends                                                     (48,000)         (42,300)
                                                                         -----------      -----------
               Net cash (used in) provided by financing activities          (171,707)       2,011,203
                                                                         -----------      -----------

NET (DECREASE) INCREASE IN CASH                                                  (45)           5,431

CASH, beginning of year                                                       15,712           10,281
                                                                         -----------      -----------

CASH, end of year                                                        $    15,667      $    15,712
                                                                         ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION
       Cash paid for interest                                            $   472,513      $   432,258
                                                                         ===========      ===========

       Cash paid for income taxes                                        $   717,150      $   167,862
                                                                         ===========      ===========

NONCASH TRANSACTIONS:
    Property and equipment purchased under capital lease obligations     $   165,671      $   382,444
                                                                         ===========      ===========

    Dividends declared but not paid included in accrued expenses         $    42,300      $    42,300
                                                                         ===========      ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED STATEMENTS.

                 EASTERN ACOUSTIC WORKS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


(1)      OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

         OPERATIONS

         Eastern Acoustic Works, Inc. (EAW) was formed in 1978. EAW designs, manufactures and markets high quality loudspeakers for use in professional applications. Sales are generated through a dealer and distribution network throughout the world.

         SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of EAW and the following wholly-owned subsidiaries:

               - EAW INTERNATIONAL, LTD - Formed in 1995 to market professional loudspeaker systems outside of the United States.

               - EAW INTERNATIONAL, LIMITED - Formed in 1996 to market professional loudspeaker systems outside of the United States.

               - BLACKSTONE TECHNOLOGIES - Formed in 1998 to start a cabinet manufacturing facility.

               - SIA - Acquired in 1998 for the purpose of furthering acoustic development through the utilization of software technology (see Note 8).

         All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

         SIGNIFICANT CONCENTRATION

         EAW purchased approximately 19% and 17%, respectively, of its raw materials from two independent suppliers during 1999 and 1998. The balance due to the two suppliers is approximately $173,313 and $853,000, respectively, at December 31, 1999 and 1998. These amounts are included in accounts payable in the accompanying consolidated financial statements.

         INVENTORIES

         Inventories are stated at the lower of cost (determined on a first-in, first-out (FIFO) method) or market and consist of:


                                                 1999           1998
                                                 ----           ----
                      Demonstration units     $  734,227     $  580,438
                      Finished goods           1,903,119      1,380,764
                      Work in process            277,612        254,064
                      Raw materials            3,008,075      3,218,102
                                              ----------     ----------

                                              $5,923,033     $5,433,368
                                              ==========     ==========

         Finished goods and demonstration units inventory includes materials, labor and manufacturing overhead.

         PROPERTY AND EQUIPMENT AND DEPRECIATION

         EAW provides for depreciation of property and equipment using the straight-line and accelerated methods over the following estimated useful lives:

                  Shop equipment                                  3 - 7 years
                  Office equipment                                5 - 7 years
                  Leasehold improvements                        Life of Lease
                  Vehicle                                             5 years

         CASH MANAGEMENT

         Checks issued in excess of available cash of approximately $349,000 and $41,000 are included in accounts payable as of December 31, 1999 and 1998, respectively.

         ADVERTISING COSTS

         Advertising costs are expensed when incurred. Advertising expense included in selling, general and administrative expenses was $774,933 and $649,670 in 1999 and 1998, respectively.

         ESTIMATES

         The preparation of consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PREFERRED STOCK

         EAW has the option to redeem its preferred stock at $20 per share, plus dividends in arrears, or convert it into an equal number of shares of common stock. The preferred stock is entitled to preferential treatment upon liquidation and has voting rights equal to those of common shares. Dividends on preferred stock are cumulative at an annual rate of $1.20 per share. In 1999 and 1998, EAW declared dividends of $42,300, which are included in accrued expenses in the accompanying consolidated financial statements. In addition, EAW has $169,200 of dividends in arrears as of December 31, 1999 and 1998.

         WARRANTY

         EAW generally provides the customer a warranty with each product and accrues warranty expense at the time of sale based upon actual claims history. Actual warranty costs incurred are charged against the accrual when paid.

         RESEARCH AND DEVELOPMENT COSTS

         Research and development costs are charged to expense as incurred and were approximately $2,421,000 and $2,360,000 for the years ended December 31, 1999 and 1998, respectively.

(2)      INCOME TAXES

         Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts.

         The components of income tax expense (benefit) are as follows:


                                                                      1999           1998
                                                                      ----           ----
                  Current:
                     Federal                                        $ 256,000      $ 380,000
                     State                                             80,000        126,000
                     Foreign                                           50,000         43,000
                                                                    ---------      ---------

                         Total current expense                        386,000        549,000
                                                                    ---------      ---------

                  Deferred:
                     Federal                                         (189,000)       (61,000)
                     State                                            (55,000)       (10,000)
                                                                    ---------      ---------

                         Total deferred benefit                      (244,000)       (71,000)
                                                                    ---------      ---------

                                                                    $ 142,000      $ 478,000
                                                                    =========      =========

         Income tax expense is different from the expected income tax expense computed by multiplying income before income taxes by the statutory income tax rates due to nondeductible expenses, research and development credits and lower rates applied in other jurisdictions for foreign subsidiary income.

         Deferred income tax assets and liabilities consist of the following:

                                                                      1999
                                                         -------------------------------
                                                         FEDERAL      STATE        TOTAL
                                                         -------      -----        -----
                  Deferred income tax assets            $521,000     $131,000     $652,000
                  Deferred income tax liability          106,000       16,000      122,000
                                                        --------     --------     --------

                     Net deferred income tax assets     $415,000     $115,000     $530,000
                                                        ========     ========     ========
                                                                      1998
                                                         -------------------------------
                                                         FEDERAL      STATE        TOTAL
                                                         -------      -----        -----
                  Deferred income tax assets            $278,000     $ 68,000     $346,000
                  Deferred income tax liability           52,000        8,000       60,000
                                                        --------     --------     --------

                     Net deferred income tax assets     $226,000     $ 60,000     $286,000
                                                        ========     ========     ========

         Significant temporary differences that give rise to the net deferred income tax assets above consist primarily of the potential tax expense differences in the book and tax basis of property and equipment, accounts receivable--trade, and inventories.

(3)      RELATED PARTY TRANSACTIONS

         Advances made to a stockholder and an employee of EAW of $270,818 and $107,284 as of December 31, 1999 and 1998, respectively, are included in prepaid expenses and other in the accompanying consolidated balance sheets. These advances are unsecured and bear no interest.

         EAW purchased approximately 32% of its raw materials from a company which was owned by a minority stockholder through May 1998. Subsequently, EAW set up it's own internal operation. There was no balance due to the company at December 31, 1998.

(4)      LEASE AGREEMENTS

         EAW leases its facility and various equipment and vehicles under non-cancelable operating leases. The terms of these lease agreements are from one to seven years. The facility lease requires EAW to maintain certain insurance coverage, and pay for its proportionate share of real estate taxes and operating expenses. Rent expense under the facility lease was $602,778 and $619,200 for the years ended December 31, 1999 and 1998, respectively, and lease expense under the equipment and vehicle operating leases was $120,911 and $221,358 at December 31, 1999 and 1998, respectively. Future minimum lease payments under these agreements are as follows:


                                                                       EQUIPMENT
                                                       FACILITY       AND VEHICLE
                                                        LEASE           LEASES
                                                       --------       -----------
                  2000                                 $602,775         $14,053
                  2001                                 $602,775         $ -
                  2002                                 $602,775         $ -
                  2003                                 $100,463         $ -

         The Company leases certain equipment with an aggregate cost of approximately $696,000 and $693,000 at December 31, 1999 and 1998, respectively, under capital lease agreements. Effective interest rates under these agreements range between 7.29% and 15.37%. The remaining terms of these agreements are from one to three years. Future minimum lease payments under these agreements are as follows.


                  2000                                                  $226,078
                  2001                                                   166,614
                  2002                                                   111,998
                                                                        --------
                   Total future minimum payments                         504,690
                      Less - amounts representing interest                53,006
                                                                        --------

                   Present value of future minimum lease                 451,684
                   payments
                      Less - current portion                             190,537
                                                                        --------

                                                                        $261,147
                                                                        ========

         For the years ended December 31, 1999 and 1998, depreciation expense on equipment purchased under capital leases was approximately $93,000 and $38,000, respectively.

(5)      EMPLOYMENT BENEFIT PLANS

         DEFERRED COMPENSATION PLAN

         EAW has a qualified deferred compensation plan (401(k) plan) which covers substantially all employees who are at least twenty-one years of age and have completed one year of service. EAW contributes a minimum of $.50 for every dollar a participant contributes up to a maximum of 6% of compensation. Employer contributions were $189,715 and $140,252 in 1999 and 1998, respectively.

         NON-OUALIFIED EXECUTIVE DEFERRED COMPENSATION PLAN

         EAW also has a non-qualified executive deferred compensation plan. Under this plan, key employees may elect to defer 1% to 4% of qualifying compensation as contributions to the plan which are matched 100% by EAW. Employee contributions are fully vested and the match by EAW is fully vested after three years of service as defined in the plan. Approximately $113,000 and $122,000 was contributed to the plan or accrued at December 31, 1999 and 1998, respectively. EAW has invested in certain insurance policies which have a cash surrender value of approximately $180,000 at December 31, 1999 and 1998. The cash surrender values of these policies are reflected in prepaid expense and other in the accompanying consolidated balance sheets.

(6)      NOTE PAYABLE TO A BANK

         EAW has a line of credit agreement with a bank that expires May 31, 2001. Under the agreement, EAW has the option to borrow up to the lessor of $4,500,000, or a percentage of qualified trade accounts receivable and inventory as defined in the agreement. Amounts outstanding under this agreement bear interest at either the bank's prime rate or the London Inter-bank Offered Rate (LIBOR), plus 2 1/2 percent. Borrowings under the line of credit are secured by substantially all assets of EAW and guaranteed by EAW's majority stockholder to a limit of $250,000. The applicable interest rates range from 8.51% to 8.61% and 7.75% to 8.06% at December 31, 1999 and 1998,
         respectively.

         EAW is required to maintain certain financial covenants and ratios as specified in the agreement. EAW was in compliance with all of these covenants as of December 31, 1999 or 1998.

(7)      LONG-TERM DEBT

         The line of credit agreement had a provision for a capital line of credit, under which EAW borrowed $1,385,606 and $375,272 for the purchase of capital equipment during 1999 and 1998, respectively. Payments of principal commenced during 1999 at a monthly amount of $23,904, plus interest on the outstanding balance at the bank's prime rate, through October 2003. The amount outstanding is secured by substantially all assets of EAW and is guaranteed by EAW's majority stockholder to a limit of $250,000.

         During 1999, EAW entered into an agreement for a second capital line of credit, under which EAW borrowed $208,492 at December 31, 1999 for the purchase of capital equipment. EAW can borrow up to $400,000 under this agreement through October 2000. The agreement requires payments of interest only, at the bank's prime rate through October 2000. Payments of principal will commence in November 2000 and will be determined based on the outstanding balance at that time. The note is secured by substantially all assets of EAW and is guaranteed by EAW's majority stockholder to a limit of $250,000.

         EAW is required to maintain certain financial covenants and ratios as specified in the agreement. EAW was in compliance with all of these covenants as of December 31, 1999 or 1998.

         The prime rate was 8.5% and 7.75% at December 31, 1999 and 1998, respectively.

         Maturities of the capital lines of credit over the next four years are as follows:


                  2000                                       $298,431
                  2001                                       $356,345
                  2002                                       $356,345
                  2003                                       $305,849

(8)      SUBORDINATED NOTE PAYABLE

         In conjunction with the acquisition of a software company (SIA) (see
         Note 10), EAW entered into an unsecured note agreement for $750,000 to the former stockholders of SIA. This agreement requires eighteen equal monthly principal payments of $41,667, with no interest stated. No interest has been recorded in these financial statements, as the amount is not material. Payments commenced on March 1, 1999. This note is subordinated to all bank debt.

(9)      CONCENTRATIONS OF CREDIT RISK

         Financial instruments which potentially subject EAW to significant concentrations of credit risk consist principally of accounts receivable. EAW performs ongoing credit evaluations of its customers and generally does not require collateral. Historically, credit losses have not been significant.

(10)     ACQUISITION

         During December, 1998, EAW entered into an agreement to purchase all of the outstanding stock of SIA Software Company, Inc. (SIA). The purchase price was $1,000,000, of which $250,000 was paid at the time of closing and $750,000 was financed into a note payable (see Note 8).

         EAW also entered into two-year employment agreements with three former employees/stockholders of SIA. Under these agreements, these individuals will provide software consulting services to EAW and will receive annual fees which range between $77,000 to $162,000 and other benefits, as stipulated in the agreements.

(11)     CONTINGENCY

         EAW is involved in various claims and lawsuits incidental to its business. In the opinion of management, these claims and suits in the aggregate will not have a material adverse effect on EAW's consolidated financial statements.

         EAW has subrogated claims asserted against it from insurance companies who paid claims made by EAW's landlord and other tenants in the buildings who were affected by a fire that started in a portion of the building occupied by EAW in 1996. The insurance companies allege that EAW is liable for up to $2,100,000 for these claims. EAW is vigorously defending these claims and feel that they are covered by other insurance. The ultimate resolution of this matter is not known at this time. No provision has been made in the consolidated financial statements related to these claims.

         (b)      Pro Forma Financial Information

         It was impracticable to provide the required pro forma financial information in this report. The required pro forma financial information will be filed by amendment to this report on or before June 20, 2000.

         (c)      Exhibits

                  2.2 Stock Purchase and Sale Agreement between the Company and Eastern Acoustic Works, Inc. dated April 6, 2000 ("Agreement"). Pursuant to Item 601(b)(2) of Regulations S-K, the contents of exhibits and schedules to the Stock Purchase and Sale Agreement have been omitted. The Company agrees to furnish supplementally a copy of any omitted exhibit and schedule to the Commission, upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MACKIE DESIGNS INC.


Date:  April 20, 2000                 /s/ William A. Garrard
                                      ------------------------------------------
                                      William A. Garrard, Vice President - Chief
                                      Financial Officer